UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2010

(Exact name of registrant as specified in charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 31, 2010, the Massachusetts Department of Public Utilities (the “DPU”) issued an order (the “Order”) determining that DPU approval is not required for UIL Holdings Corporation (the “Company”) to acquire Berkshire Energy Resources, parent of The Berkshire Gas Company (the “Berkshire Acquisition”), pursuant to the Purchase Agreement dated as of May 25, 2010 by and between Iberdrola USA, Inc. and the Company (the “Purchase Agreement”).  The DPU concluded in the Order that neither a statute governing the merger and consolidation of Massachusetts companies, nor the DPU's general authority require an approval proceeding for the Berkshire Acquisition.   Under Massachusetts law, any requests to appeal the Order would need to be filed within twenty (20) days.

Pursuant to the terms of the Purchase Agreement, receipt of DPU approval, to the extent required, is one of the conditions to the consummation of the Berkshire Acquisition.  Unless the Order is overturned on appeal, the approval of the DPU will no longer be a condition to the consummation of the Berkshire Acquisition because such approval will not be required under Massachusetts law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: September 1, 2010	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President and Chief Financial Officer